ORRICK HERRINGTON & SUTCLIFFE LLP

                                 July 30, 1997


Financial Federal Corporation
400 Park Avenue, 8th Floor
New York, New York  10022


         Re:   Financial Federal Corporation


Ladies and Gentlemen:

     We have acted as counsel for Financial Federal Corporation, a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date of this letter. The Registration Statement relates to 587,482 shares of the Company's Common Stock, par value $.50 per share (the "Shares"), which will be issuable upon the exercise of options which may be granted pursuant to the provisions of the Financial Federal Corporation Stock Option Plan, as amended as of December 12, 1995 (the "Plan").

     In this regard, we have examined executed originals or copies of the following:

     (a) The Amended and Restated Articles of Incorporation ("Certificate of Incorporation") and the Bylaws of the Company, each as in effect at the date hereof, certified by the Secretary of State of the State of Nevada or the Secretary of the Company, respectively.

     (b) Resolutions of the Board of Directors of the Company adopted on July 7, 1997 by unanimous written consent.

     (c)   The Plan.

     (e) The Company's Registration Statement on Form S-8, as filed with the Securities and Exchange Commission (the "Commission") on December 15, 1993 (Commission File No. 33-72950) as amended by a Registration Statement on Form S-8, as filed with the Commission on December 23, 1993 and February 6, 1996;

     (f) Such other instruments, corporate records, certificates, and other documents as we have deemed necessary as a basis for the opinion hereinafter expressed; and

     (g) We have further examined Chapter 78 of the Nevada Revised Statutes (The Michie Company) entitled "Private Corporations."

     Based upon such examination and in reliance thereon and having regard for legal considerations which we deem relevant, we are of the opinion that the Shares have been duly authorized and, when issued upon exercise of, and payment of the exercise price for, stock options granted or to be granted pursuant to the Plan in accordance with the Plan's terms, the Shares will be validly issued, fully paid and non-assessable.

     With your permission we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, factual matters, representations, and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) except as specifically covered in the opinions set forth above, the due authorization, execution, and delivery on behalf of the respective parties thereto of documents referred to herein and the legal, valid, and binding effect thereof on such parties; and
(e) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

     We express no opinion as to matters of law in jurisdictions other than the State of New York (the jurisdiction in which we are licensed to practice) and the federal securities laws of the United States, except to the extent necessary to render the opinions set forth above with respect to the corporation law of the State of Nevada. As you know, we are not licensed to practice law in the State of Nevada, and our opinions as to Nevada corporate law are based solely on review of Chapter 78 of the Nevada Revised Statutes, entitled "Private Corporations."

     We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm included in the documents incorporated by reference into the Registration Statement as of the date of this letter.


                           Very truly yours,

                           /s/ORRICK, HERRINGTON & SUTCLIFFE LLP